Exhibit 8.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

November 29, 2006

Global Signal Inc.

301 North Cattlemen Road, Suite 300

Sarasota, Florida 34232

RE: Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as counsel to Global Signal Inc., a Delaware corporation (“Global Signal,” and together with the entities in which it holds, or has held, a direct or indirect interest, the “Company”), in connection with the proposed merger (the “Merger”) of Global Signal with and into CCGS Holdings LLC (“Merger Sub”), a Delaware limited liability company and wholly owned subsidiary of Crown Castle International Corp. (“Crown Castle”), a Delaware corporation, with the Merger Sub as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of October 5, 2006 (the “Merger Agreement”), by and among Global Signal, Merger Sub, and Crown Castle. At your request, in connection with the filing of the registration statement and joint proxy statement on Form S-4 filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement and joint proxy statement being hereinafter referred to as the “Registration Statement”), we are rendering our opinion concerning the material United States Federal income tax consequences of the Merger. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement and references herein to the Merger Agreement shall include all exhibits and schedules thereto.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation, organizational documents of the entities comprising the Company and the Merger Agreement. In addition, you have provided us with, and we are relying upon, certificates containing certain factual representations and covenants of officers of Global Signal, Crown Castle, and Merger Sub (the “Officers’ Certificates”) relating to, among other things, the intended and expected consequences of the Merger. The Registration

Global Signal

November 29, 2006

Statement, the Merger Agreement, and the Officers’ Certificates also will be delivered to us in substantially the same form at the effective time to support delivery of our opinion with respect to the treatment of the Merger as a reorganization for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (such opinion to be substantially in the form of the opinion attached as Exhibit A hereto). For purposes of our opinion, we have not independently verified the facts, representations and covenants set forth in the Officers’ Certificates, the Registration Statement, or in any other document. We have, consequently, assumed and relied on the representations that the information presented in the Officers’ Certificates, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificates may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Global Signal and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding

Global Signal

November 29, 2006

on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

Based upon and subject to the foregoing, we hereby confirm our opinion set forth under the heading “Material United States Federal Income Tax Consequences of the Merger” in the Registration Statement, subject to the limitations and qualifications stated therein.

We express no opinion as the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein. We also express no opinion on any issue relating to Global Signal or any investment therein, other than as expressly stated above.

This opinion has been prepared for you in connection with the Merger. We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption “Material United States Federal Income Tax Consequences of the Merger” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

[EXHIBIT A: FORM OF CLOSING TAX OPINION]

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

[-], 2006

Global Signal, Inc.

301 North Cattlemen Road, Suite 300

Sarasota, Florida 34232

RE: Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as counsel to Global Signal, Inc., a Delaware corporation (“Global Signal,” and together with the entities in which it holds, or has held, a direct or indirect interest, the “Company”), in connection with the proposed merger (the “Merger”) of Global Signal with and into CCGS Holdings LLC (“Merger Sub”), a Delaware limited liability company and wholly owned subsidiary of Crown Castle International Corp. (“Crown Castle”), a Delaware corporation, with the Merger Sub as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of October 5, 2006 (the “Merger Agreement”), by and among Global Signal, Merger Sub, and Crown Castle. At your request, in connection with the filing of the registration statement and joint proxy statement on Form S-4 filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement and joint proxy statement being hereinafter referred to as the “Registration Statement”), we are rendering our opinion concerning the material United States Federal income tax consequences of the Merger. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement and references herein to the Merger Agreement shall include all exhibits and schedules thereto.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation, organizational documents of the entities comprising the Company and the Merger Agreement. In addition, you have provided us with, and we are relying upon, certificates containing certain factual representations and covenants of officers of Global Signal, Crown Castle, and Merger Sub (the “Officers’ Certificates”) relating to, among

Global Signal

November 29, 2006

other things, the intended and expected consequences of the Merger. For purposes of our opinion, we have not independently verified the facts, representations and covenants set forth in the Officers’ Certificates, the Registration Statement, or in any other document. We have, consequently, assumed and relied on the representations that the information presented in the Officers’ Certificates, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificates may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Global Signal and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

Global Signal

November 29, 2006

Based upon and subject to the foregoing, we are of the opinion that (i) the Merger will constitute a reorganization within the meaning of section 368(a) of the Code and (ii) each of Global Signal and Crown Castle will be a party to the reorganization within the meaning of section 368(b) of the Code.

We express no opinion as the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein. We also express no opinion on any issue relating to Global Signal or any investment therein, other than as expressly stated above.

This opinion has been prepared for you in connection with the Merger. We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption “Material United States Federal Income Tax Consequences of the Merger” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,